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                                                                   EXHIBIT 10.13

                             EXACT ADVERTISING, LLC
                            OFFICE SERVICE AGREEMENT

This Agreement is dated __________, 2005 and is entered into between eXact Advertising, LLC ("eXact") and Ad.Venture Partners, Inc. ("Client").

eXact and Client agree that eXact will provide to Client for and in consideration of the fees set forth herein, an exclusive license to use the offices as provided herein below and, in common with eXact's other clients, the non-exclusive license to use eXact's facilities and services as outlined below.

      1. BASIC TERMS.

            A. Monthly Fixed Fee for Base Services (as defined in Section 2 below): $2,000.00
            B. Monthly Fixed Fee for Office Services (as defined in Section 3 below): $5,500.00
            C. Facilities: 18 West 18th Street, 11th Floor, New York, NY 10011 (the "Building")
            D.    Number of offices in the Building: 2 (the "Offices")
            E.    Maximum Occupancy: 1 per office
            F. Term: from the effective date of Client's proposed initial public offering of its units pursuant to Client's Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on April 18, 2005, as amended (such Registration Statement, the "Registration Statement" and such date, the "Effective Date") until the earlier of Client's
                  (i) failure to enter into a letter of intent, definitive agreement or agreement in principle with respect to a Business Combination (as defined in the Registration Statement) on any day during the eighteen-month period immediately following the Effective Date, and (ii) the failure to consummate a Business Combination on any day during the twenty-four-month period immediately following the Effective Date (the "Term")

      2. BASE SERVICES. Client shall be provided with the exclusive use of the Offices and shall have access to the Offices twenty-four (24) hours a day, seven
(7) days a week. In exchange for the Monthly Fixed Fee for Base Services, eXact agrees to provide the following base services: office cleaning, maintenance services, office supplies, electricity, heating and air conditioning to the Offices (the "Base Services"). In addition, Client will have reasonable use of eXact common area facilities. Client shall use the Offices and auxiliary areas of the facilities solely for general office use in the conduct of the Client's business.

      If for any reason whatsoever, eXact is unable to deliver possession of the Offices or a mutually agreed upon alternative office at the time herein agreed, Client may either extend the Commencement Date until the Offices become available or, as its sole remedy for such failure, cancel and terminate this Agreement if the Offices are not delivered to Client within five (5) business days after written notice to eXact by Client, in which case any prior payments shall be fully refunded. No such failure to deliver possession shall subject eXact to any liability for loss or damage, nor affect the validity of this Agreement or the obligations of the Client hereunder.

      In order to accommodate the needs of potential multiple office clients, eXact will have the right, upon ten (10) days' written notice, to relocate Client to other offices in the Building and to substitute such other offices for the Offices contracted herein, provided such other offices are substantially similar in area and configuration to Client's contracted offices and provided Client shall incur no increase in the total monthly fee or any relocation cost or expense.

      3. OFFICE SERVICES. eXact agrees, in exchange for a Monthly Fixed Fee for Office Services (which fee is in addition to the Monthly Fixed Fee for Base Services), to provide the following office services: administrative support, including, but not limited to, information technology, legal, secretarial and bookkeeping services as well as communications services such as unlimited use of Internet/Data, telephone, fax and photocopier (the "Office Services").

      Client will not offer to any party in the eXact Building any of the services which eXact provides to Client.

      eXact will answer all incoming phone calls, unless otherwise mutually agreed, during normal business hours, as reasonably determined by eXact.

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      Client acknowledges that due to the imperfect nature of verbal, written and electronic communications, eXact shall not be responsible for damages, direct or consequential, which may result from the failure of eXact to furnish any service, including but not limited to the conveying of messages, communications and other utilities or services required under this Agreement.

      Client expressly agrees to waive the right to make any claim for damages, direct or consequential, arising out of any failure to furnish any utility, service or facility, any error or omission with respect thereto, or any delay or interruption of the same.

      4. DURATION OF AGREEMENT. After expiration of the Term, the Agreement will automatically terminate. Prior to expiration of the term, either party may terminate the Agreement upon 30 days' advance written notice to the other party.

      5. PAYMENTS. The monthly invoices/statements for the Monthly Fixed Fee for Base Services and the Monthly Fixed Fee for Office Services will be billed in advance. Statements will be placed in the mailbox or faxed to Client on the first day of each month with payments due by the fifth day of each month. If the term shall not commence on the first day of a month or end on the last day of a month, fees for any such month shall be prorated. All amounts payable hereunder shall be payable at the office of eXact or to such other location or to any agent designated in writing by eXact.

      6. DAMAGES AND INSURANCE. Client will not damage or deface the furnishings, walls, floors or ceiling. Client will not cause damage to any part of the facilities or the Building or disturb the quiet enjoyment of any other licensee or occupant of the Building nor suffer to be made any waste, obstruction or unlawful, improper or offensive use of the Offices or the common area facilities. At the termination of this Agreement, Client will return the Offices in as good of condition as when Client took possession, though normal wear and tear shall be expected. eXact shall have the right to show the Offices to prospective clients, provided eXact will use reasonable efforts not to disrupt Client's business.

      eXact and its respective directors, licensors, officers, agents, servants and employees shall not, to the extent permitted by law, except upon the affirmative showing of eXact's gross negligence or willful misconduct, be liable for, and Client waives all right of recovery against such entities and individuals for any damage or claim with respect to any injury to person or damage to, or loss or destruction of any property of Client, its employees, authorized persons and invitees due to any act, omission or occurrence in or about the eXact facilities or the Building. Without limitation of any other provision hereof, Client agrees to indemnify, defend, protect and hold eXact and its respective directors, licensors, officers, agents, servants and employees harmless from and against all liability to third parties arising out of Client's use and occupancy of the Offices or actions or omissions of Client and its agents, employees, contractors, and invitees. Client further agrees that all personal property of Client, its agents, employees, contractors, and invitees, within or about the eXact facilities of the Building shall be at the sole risk of Client.

      eXact and Client each hereby waive any and all rights of recovery against each other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, to the extent such loss or damage is covered by any insurance policy.

      If eXact 's Building or facilities are made unusable, in whole or in part by fire or other casualty not due to the negligence of Client, eXact may, at its option, terminate the Agreement upon notice to Client, effective upon such casualty, or may elect to repair, restore, or rehabilitate, or cause to be repaired, restored or rehabilitated, the eXact facilities, without expense to Client, within ninety (90) days or within such longer period of time as may be required because of events beyond eXact 's control. The Monthly Fixed Fee for Base Services and the Monthly Fixed Fee for Office Services shall be abated on a pro rata basis for the period of time the Offices are unusable.

      7. DEFAULT. The Client shall be deemed to be in default under this
Agreement: (a) if Client fails to pay the Monthly Fixed Fee for Base Services or Monthly Fixed Fee for Office Services, (b) if Client fails to promptly and fully perform any other provisions of this Agreement and any such default continues in excess of five (5) business days after written notice by eXact, or (c) if Client fails to comply with the laws or permit licensing rules and other

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requirements regulating the conduct of Client's business. Should Client be in default hereunder, eXact may terminate any or all of the services for the period of such default.

      8. MISCELLANEOUS.

            A. This is the only Agreement between the parties. All amendments to this Agreement shall be in writing and signed by all parties. Any attempted amendment shall be void. The invalidity or unenforceability of any provision hereof shall not affect the remainder hereof.

            B. All waivers must be in writing and signed by the waiving party. eXact's failure to enforce any provision of this Agreement or its acceptance of fees shall not be a waiver and shall not prevent eXact from enforcing any provisions of this Agreement in the future. No receipt of money by eXact shall be deemed to waive any default of Client or to extend, reinstate or continue the term hereof.

            C. In regard to the trust account that will hold substantially all of the offering proceeds the Client expects to raise from the initial public offering of its units (the "Trust Account"), eXact hereby waives any right of recourse against the Trust Account and agrees not to seek reimbursement, payment or satisfaction of any claim against the Trust Account.

            D. The laws of the State of New York shall govern this Agreement.

            E. Client represents and warrants to eXact that there are no agents, brokers, finders or other parties with whom Client has dealt who are or may be entitled to any commission or fee with respect to this Agreement.

            F. Neither Client nor anyone claiming by, through or under Client shall assign this Agreement or permit the use of any portion of the Offices or the eXact Building or facilities by any person other than Client.

            G. All notices hereunder shall be in writing. Notices to Client shall be deemed to be duly given if hand-delivered to Client's mailbox in the eXact facilities at 18 W. 18th Street, 11th Floor, New York, NY 10011. Notice to eXact shall be deemed to be duly given if mailed by registered or certified mail, postage prepaid, to 18 W. 18th Street, 11th Floor, New York, NY 10011.

            H. The Client acknowledges that eXact will comply with U.S. Postal Service regulations regarding client mail and, upon termination of this Agreement, it will be Client's responsibility to notify all parties of termination of the use of the above-described address.

            I. eXact may assign this Agreement and/or any fees hereunder and Client agrees to attorn any such assignee.

            J. Notwithstanding anything to the contrary contained herein, Client shall look solely to the interest of eXact in the Master Lease for the satisfaction of any of Client's remedies with regard to the payment of money or otherwise and no other property or assets of eXact shall be subject to levy, execution or other enforcement procedures for the satisfaction of Client's remedies or with respect to this Agreement, the relationship of the parties hereunder or Client's use of the Premises, such exculpation of personal liability to be absolute.

            K. eXact shall not be liable for any interruption or error in the performance of its services to Client. Client waives any recourse against eXact arising from the provision of such services, including, without limitation, any claim of business interruption or for any indirect, incidental, special, consequential or punitive damages, except for claims arising out of willful misconduct by eXact.

            L. eXact will not be liable for any claim of business interruption or for any indirect, incidental, special, consequential, exemplary or punitive damages arising out of any failure to furnish any service or facility, any error or omission with respect thereto, or any delay or interruption of the same.

            M. eXact and its agents will have the right of access to the Offices and the eXact Building and facilities at any time for the purpose of (i) making any repairs, alterations and/or inspections that it deems necessary

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in its sole discretion for the preservation, safety or improvements of the facilities, or (ii) to show the facilities to prospective Clients without in any way being deemed or held to have committed an eviction (constructive or otherwise) of or trespass against Client.

            N. Failure of eXact to insist upon the strict performance of any term or condition of this Agreement or to exercise any right or remedy available for a breach thereof, or acceptance of full or partial payment during the continuance of any such breach, will not constitute a waiver of any such breach or any such term or condition. No term or condition of this Agreement required to be performed by Client and no breach thereof, will be waived, altered or modified, except by a written instrument executed by eXact.

            O. Client will comply with and be bound by all provisions of the Master Lease and, subject to the limitations listed above in Section 7, Client will indemnify and hold eXact harmless from and against any claim or liability under the Master Lease arising from Client's breach of the Master Lease or this Agreement.

AD.VENTURE PARTNERS, INC.                 EXACT ADVERTISING, LLC

18 West 18th Street, 11th Floor           18 West 18th Street, 11th Floor
New York, NY 10011                        New York, NY 10011

By: /s/ Howard S. Balter                  By: /s/ Will Margiloff
    ----------------------------              -------------------------------
Title Chief Executive Officer                 Title Chief Executive Officer
Date:                                         Date: